Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


               Consent Of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm in Post Effective Amendment Number 5 to the Registration Statement of Federated Institutional Trust, on behalf of its portfolio Federated Institutional Short Duration Government Fund (Form N-1A No. 33-54445) under the caption "Financial Highlights" and to the use of our report dated September 12, 1997, in the Prospectus dated September 30, 1997.



By: ERNST & YOUNG
    Ernst & Young
Pittsburgh, Pennsylvania
February 26, 1998